Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS FIRST QUARTER RESULTS
Achieves Strong Q1 Free Cash Flow and EPS Growth

GREENVILLE, SC -- November 7, 2024 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the first quarter ended September 30, 2024.

	First Quarter Summary
	Q1 FY25	Q1 FY24	Change
	(in thousands, except percentages and per share data)
Select reported measures:
Net sales	$775,580	$876,305	-11.5%
Gross profit	$101,619	$106,508	-4.6%
Gross profit margin %	13.10%	12.15%	95bp
Operating income	$17,630	$24,084	-26.8%
GAAP net income	$16,974	$15,432	10.0%
GAAP diluted EPS	$0.69	$0.61	13.1%
Select Non-GAAP measures*:
Adjusted EBITDA	$35,666	$34,919	2.1%
Adjusted EBITDA margin %	4.60%	3.98%	62bp
Non-GAAP net income	$20,823	$18,728	11.2%
Non-GAAP diluted EPS	$0.84	$0.74	13.5%
Note: Margin % reflects measure as a percentage of sales.
n/m - not meaningful
* Represents non-GAAP financial measures. For more information and a reconciliation to the most directly comparable GAAP financial measure, see "Non-GAAP Financial Information" below as well as the accompanying Supplementary Information.

“In the first quarter, our team delivered strong free cash flow and EPS growth in a soft demand environment,” said Mike Baur, Chairman and CEO, ScanSource, Inc. “Our results demonstrate our hybrid distribution success with our focus on specialty technologies and Intelisys & advisory recurring revenue.”

New Reporting Segments

Effective July 1, 2024, ScanSource realigned its operating segments to represent the different sales models it uses in executing its hybrid distribution growth strategy. The two realigned operating segments are Specialty Technology Solutions and Intelisys & Advisory. The Specialty Technology Solutions segment combines the Company’s former segments, with the exception of the Company’s Intelisys business. The Intelisys & Advisory segment includes the Company’s Intelisys and technology advisors businesses, including Channel Exchange (formerly known as intY USA), RPM and Resourcive. Both segments include recurring revenue.

ScanSource has reclassified certain prior period amounts in the accompanying Supplementary Information under “Segment Information” to conform with the current quarter presentation. These reclassifications had no effect on the condensed consolidated financial results.

Exhibit 99.1

Quarterly Results

Net sales for the first quarter of fiscal year 2025 totaled $775.6 million, down 11.5% year-over-year, or down 10.7% for non-GAAP net sales (organic growth). Net sales for products and services decreased 12.5% year-over-year, while recurring revenue increased 18.8% year-over-year. Specialty Technology Solutions net sales for the first quarter decreased 11.9% year-over-year to $752.3 million primarily due to continued soft demand in a more cautious technology spending environment. Intelisys & Advisory net sales for the first quarter increased 4.1% year-over-year to $23.3 million primarily from an increase in Intelisys sales.

Gross profit for the first quarter of fiscal year 2025 decreased 4.6% year-over-year to $101.6 million with a gross profit margin of 13.10% versus 12.15% in the prior-year quarter. The gross profit margin reflects a higher contribution of recurring revenue in our overall revenue mix, which is recorded on a net basis and therefore contributes to a higher gross profit margin. For the first quarter of fiscal year 2025, the percentage of gross profit from recurring revenue increased to 31.8%.

For the first quarter of fiscal year 2025, operating income was $17.6 million compared to $24.1 million in the prior-year quarter. First quarter fiscal year 2025 non-GAAP operating income decreased to $27.5 million from $28.5 million in the prior-year quarter.

On a GAAP basis, net income for the first quarter of fiscal year 2025 totaled $17.0 million, or $0.69 per diluted share, compared to net income of $15.4 million, or $0.61 per diluted share, for the prior-year quarter. First quarter fiscal year 2025 non-GAAP net income totaled $20.8 million, or $0.84 per diluted share, up from $18.7 million, or $0.74 per diluted share, for the prior-year quarter.

On a non-GAAP basis, adjusted EBITDA for the first quarter of fiscal year 2025 increased 2.1% to $35.7 million, or 4.60% of net sales, compared to $34.9 million, or 3.98% of net sales, for the prior-year quarter.

Balance Sheet and Cash Flow

As of September 30, 2024, ScanSource had cash and cash equivalents of $145.0 million and total debt of $143.6 million.

ScanSource generated $44.8 million of operating cash flow and $42.5 million of free cash flow (non-GAAP) for the first quarter of fiscal 2025. ScanSource also had share repurchases of $28.1 million for the first quarter of fiscal 2025.

Acquisition of Resourcive

On August 8, 2024, ScanSource completed the acquisition of Resourcive, a leading technology advisor, included in the Intelisys & Advisory segment. Founded in 2001 in Pelham, NY, Resourcive delivers strategic IT sourcing solutions to the mid-market and enterprise, advising clients on value creation strategies that are enabled by technology. Starting with the acquisition of Resourcive, ScanSource is creating the advisory channel model of the future. This business is separate from ScanSource’s Intelisys business, the industry’s leading technology services distributor.

Acquisition of Advantix

On August 15, 2024, ScanSource completed the acquisition of Advantix, a VAR-focused, managed connectivity experience provider specializing in wireless enablement solutions, included in the Specialty Technology Solutions segment. Founded in 2001 in Frisco, Texas, Advantix enables mobility VARs to sell hardware combined with the recurring revenue stream from data connectivity. The Advantix acquisition is the launching point for ScanSource’s new Integrated Solutions Group (ISG). The ISG is focused on developing solutions and services that provide channel partners the opportunity to wrap additional value around their hardware offerings.

Annual Financial Outlook for Fiscal Year 2025

ScanSource reaffirms previously provided guidance set forth below for the full fiscal year ended June 30, 2025.

FY25 Annual Outlook
Net sales	$3.1 billion to $3.5 billion
Adjusted EBITDA (non-GAAP)	$140 million to $160 million
Free cash flow (non-GAAP)	At least $70 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. Free cash flow is a non-GAAP measure, which excludes the effect of estimated capital expenditures from estimated operating cash flow.

ScanSource believes that a quantitative reconciliation of such forward-looking information to the most directly comparable GAAP financial measure cannot be made without unreasonable efforts, because a reconciliation of these non-GAAP financial measures would require an estimate of future non-operating items such as acquisitions and divestitures, restructuring costs, impairment charges and other unusual or non-recurring items. Neither the timing nor likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.
Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the earnings conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, November 7, 2024, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including ScanSource's FY25 annual outlook, which involve risks and uncertainties, many of which are beyond ScanSource's control. No undue reliance should be placed on such statements, as any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, the failure to manage and implement ScanSource's growth strategy, credit risks involving ScanSource's larger customers and suppliers, changes in interest and exchange rates and regulatory regimes impacting ScanSource's international operations, risk to the business from a cyberattack, a failure of IT systems, failure to hire and retain quality employees, loss of ScanSource's major customers, relationships with key suppliers and customers or a termination or a modification of the terms under which it operates with these key suppliers and customers, changes in ScanSource's operating strategy, and other factors set forth in the "Risk Factors" contained in ScanSource's annual report on Form 10-K for the year ended June 30, 2024. Except as may be required by law, ScanSource expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or otherwise.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), ScanSource also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude items such as amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain on sale of business, and restructuring costs and include other non-GAAP adjustments.

Net sales on a constant currency basis excluding acquisitions and divestitures to calculate organic growth ("non-GAAP net sales"): ScanSource discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions and divestitures prior to the first full year from the transaction date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, gain/loss on sale of business, restructuring costs, cyberattack restoration costs, insurance recovery, tax recovery, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in ScanSource’s business and people, management believes that Adjusted EBITDA shows the profitability from the business operations more clearly. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing ScanSource's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of its performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of ScanSource's performance during the year.

Free cash flow: ScanSource presents free cash flow as it is a measure used by management to measure our business. ScanSource believes this measure provides more information regarding liquidity and capital resources. Free cash flow is defined as cash flows from operating activities less capital expenditures.

Net debt: Net debt includes total balance sheet debt less cash and cash equivalents. ScanSource believes this measure is useful in assessing its borrowing capacity.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, ScanSource discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). These non-GAAP results exclude amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain on sale of business, restructuring costs, and other non-GAAP adjustments. These metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding ScanSource's performance especially when comparing results with previous periods or forecasting performance for future periods.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that ScanSource reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of ScanSource's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for channel partners across hardware, software as a service (SaaS), connectivity and cloud. ScanSource enables channel partners to deliver solutions for their end customers to address changing buying and consumption patterns. ScanSource uses multiple sales models to offer hybrid distribution solutions from leading suppliers of specialty technologies, connectivity and cloud. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2024 Best Places to Work in South Carolina and on FORTUNE magazine’s 2024 List of World’s Most Admired Companies. ScanSource ranks #776 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)
	September 30, 2024	June 30, 2024*
Assets
Current assets:
Cash and cash equivalents	$145,044	$185,460
Accounts receivable, less allowance of $22,721 at September 30, 2024 and $20,684 at June 30, 2024	567,127	581,523
Inventories	504,078	512,634
Prepaid expenses and other current assets	136,110	125,082
Total current assets	1,352,359	1,404,699
Property and equipment, net	32,940	33,501
Goodwill	232,856	206,301
Identifiable intangible assets, net	77,800	37,634
Deferred income taxes	17,490	19,902
Other non-current assets	73,064	76,995
Total assets	$1,786,509	$1,779,032
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$578,657	$587,984
Accrued expenses and other current liabilities	69,326	65,616
Income taxes payable	6,376	7,895
Current portion of long-term debt	9,736	7,857
Total current liabilities	666,006	669,352
Long-term debt, net of current portion	133,913	136,149
Borrowings under revolving credit facility	—	50
Long-term portion of contingent consideration	15,289	—
Other long-term liabilities	50,408	49,226
Total liabilities	865,616	854,777
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 24,005,107 and 24,243,848 shares issued and outstanding at September 30, 2024 and June 30, 2024, respectively	2,975	26,370
Retained earnings	1,030,712	1,013,738
Accumulated other comprehensive loss	(112,794)	(115,853)
Total shareholders’ equity	920,893	924,255
Total liabilities and shareholders’ equity	$1,786,509	$1,779,032

*Derived from audited financial statements.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30, 2024
	2024	2023
Net sales	$775,580	$876,305
Cost of goods sold	673,961	769,797
Gross profit	101,619	106,508
Selling, general and administrative expenses	71,706	75,436
Depreciation expense	2,857	2,795
Intangible amortization expense	4,358	4,193
Restructuring and other charges	5,068	—
Operating income	17,630	24,084
Interest expense	2,109	5,585
Interest income	(2,659)	(1,325)
Other (income) expense, net	(4,782)	677
Income before income taxes	22,962	19,147
Provision for income taxes	5,988	3,715
Net income	$16,974	$15,432

Per share data:
Net income per common share, basic	$0.70	$0.62
Weighted-average shares outstanding, basic	24,147	24,886

Net income per common share, diluted	$0.69	$0.61
Weighted-average shares outstanding, diluted	24,646	25,178

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Quarter ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$16,974	$15,432
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,471	7,217
Amortization of debt issue costs	96	96
Provision for doubtful accounts	1,678	4,157
Share-based compensation	2,471	2,769
Deferred income taxes	2,433	1,303
Finance lease interest	25	15
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	20,606	53,284
Inventories	9,524	99,630
Prepaid expenses and other assets	(1,952)	(7,743)
Other non-current assets	3,285	11,227
Accounts payable	(17,002)	(70,292)
Accrued expenses and other liabilities	744	(21,764)
Income taxes payable	(1,523)	(1,798)
Net cash provided by (used in) operating activities	44,830	93,533
Cash flows from investing activities:
Capital expenditures	(2,375)	(2,315)
Cash paid for business acquisitions, net of cash acquired	(56,849)	—
Net cash provided by (used in) investing activities	(59,224)	(2,315)
Cash flows from financing activities:
Borrowings on revolving credit, net of expenses	8,381	588,570
Repayments on revolving credit, net of expenses	(8,430)	(669,424)
Repayments on long-term debt, net	(357)	(938)
Borrowings (repayments) on finance lease obligation	(275)	(191)
Exercise of stock options	6,971	72
Taxes paid on settlement of equity awards	(4,794)	(1,582)
Common stock repurchased	(28,126)	—
Net cash (used in) provided by financing activities	(26,630)	(83,493)
Effect of exchange rate changes on cash and cash equivalents	608	(1,256)
Increase in cash and cash equivalents	(40,416)	6,469
Cash and cash equivalents at beginning of period	185,460	36,178
Cash and cash equivalents at period end	$145,044	$42,647

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2024	2023
Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$16,974	$15,432
Plus: Interest expense	2,109	5,585
Plus: Income taxes	5,988	3,715
Plus: Depreciation and amortization	7,471	7,217
EBITDA (non-GAAP)	32,542	31,949
Plus: Share-based compensation	2,471	2,769
Plus: Acquisition and divestiture costs	377	—
Plus: Cyberattack restoration costs	76	201
Plus: Restructuring costs	5,068	—
Plus: Insurance recovery, net of payments	(4,868)	—
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$35,666	$34,919

Invested Capital Calculations:
Equity – beginning of the period	$924,254	$905,298
Equity – end of the period	920,893	915,253
Plus: Share-based compensation, net	1,856	2,068
Plus: Acquisition and divestiture costs	377	—
Plus: Cyberattack restoration costs, net	57	150
Plus: Restructuring costs, net of tax	3,818	—
Plus: Insurance recovery, net	(3,667)	—
Average equity	923,794	911,385
Average funded debt (b)	144,020	352,897
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,067,814	$1,264,282

Adjusted return on invested capital ratio (Adjusted ROIC), annualized(a)	13.3%	11.0%

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current and prior-year quarter.
(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended September 30,
	2024	2023	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$752,299	$853,950	(11.9)%
Foreign exchange impact (a)	8,645	—
Less: Divestitures	—	(2,282)
Less: Acquisitions	(3,512)	—
Non-GAAP net sales	$757,432	$851,668	(11.1)%

Intelisys & Advisory:
Net sales, reported	$23,281	$22,355	4.1%
Foreign exchange impact (a)	(3)	—
Less: Acquisitions	(577)	—
Non-GAAP net sales	$22,701	$22,355	1.5%

Consolidated:
Net sales, reported	$775,580	$876,305	(11.5)%
Foreign exchange impact (a)	8,642	—
Less: Divestitures	—	(2,282)
Less: Acquisitions	(4,089)	—
Non-GAAP net sales	$780,133	$874,023	(10.7)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2024 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2023.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
Net Sales by Revenue Type:

	Quarter ended September 30,
	2024	2023	% Change
	(in thousands)
Revenue by product/service:
Products and services	$741,567	$847,674	(12.5)%
Recurring revenue(a)	34,013	28,631	18.8%
	$775,580	$876,305	(11.5)%
(a) Recurring revenue represents primarily agency commissions, SaaS, subscriptions, and hardware rentals.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)
Segment Information:
	Quarter ended				Fiscal year ended
	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	June 30, 2024*
Net sales:
Specialty Technology Solutions	$853,950	$861,514	$729,834	$722,251	$3,167,549
Intelisys & Advisory	22,355	23,278	22,765	23,862	92,260
	$876,305	$884,792	$752,599	$746,113	$3,259,809

Gross profit:
Specialty Technology Solutions	$84,263	$77,591	$71,840	$73,563	$307,257
Intelisys & Advisory	22,245	23,157	22,641	23,752	91,795
	$106,508	$100,748	$94,481	$97,315	$399,052

Operating income (loss):
Specialty Technology Solutions	$17,636	$19,696	$14,581	$14,764	$66,677
Intelisys & Advisory	6,649	8,273	7,488	8,186	30,596
Corporate	(201)	(1,143)	(4,527)	(1,078)	(6,949)
	$24,084	$26,826	$17,542	$21,872	90,324

	Quarter ended				Fiscal year ended
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	June 30, 2023*
Net sales:
Specialty Technology Solutions	$923,399	$989,668	$863,965	$924,635	$3,701,667
Intelisys & Advisory	20,414	21,573	21,554	22,513	86,054
	$943,813	$1,011,241	$885,519	$947,148	$3,787,721

Gross profit:
Specialty Technology Solutions	$93,174	$93,861	$90,302	$86,243	$363,580
Intelisys & Advisory	20,311	21,473	21,460	22,415	85,659
	$113,485	$115,334	$111,762	$108,658	$449,239

Operating income (loss):
Specialty Technology Solutions	$30,192	$32,618	$28,283	$21,736	$112,829
Intelisys & Advisory	4,696	6,814	5,996	7,011	24,517
Corporate	—	—	—	(1,460)	(1,460)
	$34,888	$39,432	$34,279	$27,287	$135,886
*Derived from audited financial statements.

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended September 30,
	2024	2023	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$712,019	$791,000	(10.0)%
Less: Acquisitions	(4,089)	—
Non-GAAP net sales	$707,930	$791,000	(10.5)%

Brazil:
Net sales, reported(a)	$63,561	$85,305	(25.5)%
Foreign exchange impact(b)	8,642	—
Less: Divestitures	—	(2,282)
Non-GAAP net sales	$72,203	$83,023	(13.0)%

Consolidated:
Net sales, reported	$775,580	$876,305	(11.5)%
Foreign exchange impact(b)	8,642	—
Less: Divestitures	—	(2,282)
Less: Acquisitions	(4,089)	—
Non-GAAP net sales	$780,133	$874,023	(10.7)%

(a) Countries outside of the United States, Canada and Brazil represent $0.1 million, or 0.2% of sales, for the quarter ended September 30, 2024 and $2.4 million, or 2.8% of sales, for the quarter ended September 30, 2023.

(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2024 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2023.

Free Cash Flow:
	Quarter ended September 30,
	2024	2023
GAAP operating cash flow	$44,830	$93,533
Less: Capital expenditures	(2,375)	(2,315)
Free cash flow (non-GAAP)	$42,455	$91,218

SCANSOURCE REPORTS FIRST QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Reconciliation of Other Non-GAAP Financial Information:

	Quarter ended September 30, 2024
	GAAP Measure	Intangible amortization expense	Acquisition & divestiture costs (a)	Restructuring costs	Insurance recovery, net	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$71,706	$—	$(377)	$—	$—	$(76)	$71,253
Operating income	17,630	4,358	377	5,068	—	76	27,509
Pre-tax income	22,962	4,358	377	5,068	(4,868)	76	27,973
Net income	16,974	3,264	377	3,818	(3,667)	57	20,823
Diluted EPS	$0.69	$0.13	$0.02	$0.15	$(0.15)	$—	$0.84

	Quarter ended September 30, 2023
	GAAP Measure	Intangible amortization expense	Acquisition & divestiture costs	Restructuring costs	Insurance recovery, net	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$75,436	$—	$—	$—	$—	$(201)	$75,235
Operating income	24,084	4,193	—	—	—	201	28,478
Pre-tax income	19,147	4,193	—	—	—	201	23,541
Net income	15,432	3,146	—	—	—	150	18,728
Diluted EPS	$0.61	$0.12	$—	$—	$—	$0.01	$0.74

(a) Acquisition and divestiture costs for the quarter ended September 30, 2024 are generally nondeductible for tax purposes.